UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

89 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On May 18, 2011, the Company’s Board of Directors approved an increase in the number of directors from five to six members and appointed Mr. Julian A. Tiedemann to the Board for a term expiring in 2013.  Mr. Tiedemann was recommended to the Board by Anita G. Zucker as Trustee of The Article 6 Marital Trust, which owned approximately 10.7% of the Company’s common stock at March 15, 2011.  Mr. Tiedemann serves as the Executive Vice President and Chief Operating Officer of The InterTech Group, Inc., for which Ms. Zucker acts as its Chairperson and Chief Executive Officer.  Mr. Tiedemann is expected to serve on the Company’s Audit and Compensation Committees of the Board.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 18, 2011, Vicon Industries, Inc. (“the Company”) held its Annual Meeting of Shareholders.  The matters voted upon and results of the vote were as follows:

PROPOSAL 1.  ELECTION OF TWO DIRECTORS

The holders of common stock of the Company elected Kenneth M. Darby and Arthur D. Roche to serve for a three-year term expiring at the 2014 Annual Meeting of Shareholders.  The voting results for nominees to the Board of Directors were as follows:

Nominee                                              For                            Withheld                                       Broker Non-Votes

Kenneth M. Darby                      2,831,104                            16,141                                               827,897
Arthur D. Roche                          2,822,518                            24,727                                               827,897
Brian Cassady                                 493,205                              -                                                           -

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The holders of common stock of the Company ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2011 by the following count:

   For                          Against                                 Abstain

4,135,613                      5,533                                     27,201

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2011

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer